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                                                                    EXHIBIT 99.2

                            PULSE ENGINEERING, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                   WEDNESDAY, SEPTEMBER 27, 1995, 8:00 A.M.


          The undersigned hereby appoints David R. Flowers and Russell A. Holman, or either of them, each with full power of substitution, as the lawful proxies and agents of the undersigned with full power to vote, as designated below, all of the shares of Class A Voting Common Stock of Pulse Engineering, Inc. ("Pulse") that the undersigned would, if personally present, be entitled to vote at the Special Meeting of Stockholders of Pulse to be held at 8:00 a.m. Pacific Daylight Time on Wednesday, September 27, 1995, and at any adjournments or postponements thereof.

          1. Approval and adoption of the Agreement and Plan of Merger dated as of May 23, 1995, between Pulse, Technitrol, Inc. ("Technitrol") and Teco Sub, Inc., a wholly owned subsidiary of Technitrol ("Teco Sub"), including the merger of Pulse with and into Teco Sub and the transactions contemplated thereby.


               [_]    FOR       [_]     AGAINST   [_]     ABSTAIN


          2. The undersigned confers upon the proxies discretion to act upon all other matters that may properly be brought before the Special Meeting or any adjournments or postponements thereof.

The shares represented by this proxy, if properly executed, will be voted in the manner directed. If no direction is given, the shares will be voted FOR Proposal 1.

            PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE



The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Prospectus and Joint Proxy Statement relating to the meeting. Please sign your name or names exactly as the name or names appear hereon. All joint owners should sign. Trustees, executors, administrators and others acting in representative capacities should indicate the capacity in which they are signing. If a corporation, sign in full corporate name by authorized offer. If a partnership, sign in partnership name by authorized person.

                              Dated:_______________________, 1995


                              __________________________________________________
                              SIGNATURE OF STOCKHOLDER


                              __________________________________________________
                              SIGNATURE OF STOCKHOLDER
                                    (if held jointly)

                              Please date and sign your proxy and return it promptly whether or not you plan to attend the Special Meeting. If you do attend, you may still vote in person if you desire.

         Check here if you plan to attend the meeting    [_]